                                                                   Exhibit 10.2

                            STOCKHOLDERS' AGREEMENT

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, dated as of __________, 1997, among Special Metals Corporation, a Delaware corporation (the "Corporation"), Societe Industrielle de Materiaux Avances, a societe anonyme organized under the laws of the Republic of France ("SIMA"), Advanced Materials Investments Holding S.A., a Luxembourg corporation ("AMI"), and LWH Holding S.A., a Luxembourg corporation ("LWH" and, together with SIMA and AMI, the "Stockholders").

                  WHEREAS, in order to provide for the continuity and stability of the Corporation, the Stockholders and Special Metals and Technologies Corporation ("SMTC") entered into a Stockholders' Agreement, dated as of January 15, 1990, to set forth the commercial relationship among them;

                  WHEREAS, the parties have determined that the Corporation will make an initial public offering of its Common Stock (the "IPO") and in connection with the IPO, prior thereto, SMTC will merge into the Corporation (the "Merger") and the shares of common stock of SMTC owned by the Stockholders will be automatically converted into shares of Common Stock of the Corporation;

                  WHEREAS, the Corporation and the Stockholders desire to amend and restate the Stockholders' Agreement in order to facilitate the IPO and to revise the provisions relating to the transfer and voting of shares of Common Stock to be owned by the Stockholders following the Merger.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

                  SECTION 1.  Representations and Warranties; Consent.

                  (a) Each of the parties hereto represents and warrants to, and agrees with, the other parties as follows:

                         (i)  Such party is a corporation duly organized,
validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of such party and this Agreement constitutes a valid and binding obligation of such party, enforceable against it.

                        (ii) If a Stockholder, such party beneficially owns the number of shares of common stock of SMTC set forth in Schedule 1 hereto.

                       (iii) The execution and delivery of this Agreement will not (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of such party, (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any person or entity of any or of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any property or assets of such party under, any agreement or commitment to which such party is a party or by which any of its properties or assets is bound, or to which any of the properties or assets of such party is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to such party. No consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required in connection with the execution, delivery and performance by such party of this Agreement. No consent of any person or entity is necessary to the execution, delivery and performance by such party of this Agreement.

                  (b) Each Stockholder hereby consents to the merger of SMTC with and into Special Metals Corporation pursuant to which each outstanding share of common stock of SMTC will be automatically converted into 12,400 shares of Common Stock of the Corporation and to the sale by the Corporation and certain Stockholders of shares of Common Stock in the IPO and the other related transactions all as described in the Corporation's Registration Statement on Form S-1 (File No. 333-18499), as amended to the date hereof.

                  SECTION 2.  Definitions.

                  Unless the context otherwise requires:

                  Affiliate, with respect to a person or entity, means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity. For the purpose of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

                  AMI shall have the meaning set forth in the first paragraph of this Agreement.

                  AMI Stockholder means AMI and each Stockholder that acquired shares of Stock either directly or indirectly from AMI pursuant to Section 3(a)(i) or (ii).

                  Base Rate means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the CLNY Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/4 of 1%. Any change in the Base Rate due to a change in the CLNY Base Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the CLNY Base Rate or the Federal Funds Effective Rate, as the case may be.

                  CLNY Base Rate means the rate of interest per annum established by Credit Lyonnais, New York branch, from time to time as a reference rate for short-term commercial loans in U.S. dollars to U.S. domestic corporate borrowers.

                  Common Stock means Common Stock, par value $0.01 per share, of the Corporation and each other class of Voting Shares of the Corporation. If there is more than one outstanding class of Common Stock, references to percentages of Common Stock in this Agreement refer to (and mean) the specified percentage of each class of Common Stock.

                  Corporate Transaction shall have the meaning set forth in
Section 3(a)(iv).

                  Corporation shall have the meaning set forth in the first paragraph of this Agreement.

                  Fair Market Price means, with respect to any class of Stock as of any date of calculation, the per share price of such Stock equal to the average (based on the 20 trading day period immediately prior to the date of calculation) of (i) the closing prices of such class of Stock on the principal national securities exchange on which such Stock is listed at the time (or if there have been no sales on such exchange on any day during the period of calculation, the average of the highest bid and lowest asked prices on such exchange at the end of such day), or (ii) if the class of Stock is not listed on a national securities exchange during the period of calculation, the sales prices of such class of Stock as reported on the NASDAQ National Market as of 4:00 p.m., New York time, on each day during the period of calculation (or if there is no reported sales price of such Stock on the NASDAQ National Market on any day during the period of calculation, the average of the representative bid and asked prices quoted on the NASDAQ National Market as of 4:00 p.m., New York time, on such day), or (iii) if such Stock is not reported on the NASDAQ National Market during the period of calculation, the averages of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, on each day during the period of calculation, or (iv) if the class of Stock is not quoted on the NASDAQ System, the averages of the highest bid and lowest asked prices on each day during the period of calculation in the over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization. If any class of Stock is not listed on any national
securities exchange or quoted on the NASDAQ National Market, in the NASDAQ System or in the over-the-counter market, the Fair Market Price per share of such Stock shall be determined by a nationally recognized, independent investment bank or other appraiser (an "Independent Expert") selected by the Board of Directors of the Corporation. The selection of the Independent Expert and the calculation of the Fair Market Price shall be final and binding on all parties to this Agreement. The Independent Expert shall determine the Fair Market Price per share of the Stock within 20 days of its selection. The fees and expenses of the Independent Expert shall be borne equally by (i) the Selling Stockholders, on the one hand, and any Stockholders exercising their options, on the other hand, in the case of a proposed sale of Stock under Section 4(a) or
(ii) AMI and SIMA in the case of a proposed sale of Stock under Section 4(d).

                  Federal Funds Effective Rate means the overnight cost of funds of Credit Lyonnais, New York branch, as determined solely by Credit Lyonnais, New York branch.

                  IPO shall have the meaning set forth in the third paragraph of this Agreement.

                  LWH shall have the meaning set forth in the first paragraph of this Agreement.

                  LWH Stockholder means LWH and each Stockholder that acquired shares of Stock either directly or indirectly from LWH pursuant to Section 3(a)(i) or (ii).

                  Majority Stockholders means the Stockholders who hold at least a majority of all shares of Common Stock held by all the Stockholders.

                  Notice of Acceptance shall have the meaning set forth in
Section 4(a).

                  Notice of Sale shall have the meaning set forth in Section
4(a).

                  Permitted Transferee means a person to whom Stock is transferred by a Stockholder in accordance with Section 3(a)(i) or (ii).

                  Purchase Price shall have the meaning set forth in Section
4(a).

                  Securities Act means the Securities Act of 1933, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder.

                  Selling Stockholder shall have the meaning set forth in
Section 4(a).

                  SIMA shall have the meaning set forth in the first paragraph of this Agreement.

                  SIMA Stockholder means SIMA and each Stockholder that acquired shares of Stock either directly or indirectly from SIMA pursuant to Section 3(a)(i) or (ii).

                  Stock means shares of Common Stock and shares of each other class of capital stock of the Corporation.

                  Stockholders shall have the meaning set forth in the first paragraph of this Agreement and shall include any Permitted Transferees.

                  Transfer, as to any Stock, means to sell, or in any other way, directly or indirectly, transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily, such Stock or any interest therein.

                  Voting Shares of any corporation or entity means securities of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing body) of such corporation or entity, other than securities having such power only by reason of the happening of a contingency which has not occurred.

                  SECTION 3.  Limitations on Transfers of Stock - General.

                  (a) Each Stockholder hereby agrees that it shall not at any time Transfer any Stock except:

                  (i)  in accordance with Section 4;

                  (ii)  by Transfer to an Affiliate of such Stockholder;

                  (iii) by Transfer to another Stockholder; or

                  (iv) by Transfer (A) in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act or (B) pursuant to an effective registration statement under the Securities Act; provided that each Stockholder, together with its Permitted Transferees, may only Transfer up to ________ shares of Stock (as such number may be adjusted to reflect any reorganization, recapitalization, reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar events or transactions (each a "Corporate Transaction") occurring after the date hereof) pursuant to this clause (iv).

                         (v)  by Transfer in a tender offer, exchange offer or
Corporate Transaction if (A) the Board of Directors of the Corporation shall have approved such tender offer, exchange offer or Corporate Transaction or (B) the Majority Stockholders shall have approved such tender offer, exchange offer or Corporate Transaction and notified the other Stockholders of their approval in writing.

                        (vi) in a bona fide pledge to bank or other financial institution (each a "Lender"); provided that no Lender may foreclose upon or otherwise acquire any Stock pledged to it unless it complies with the provisions of this Agreement applicable to a Permitted Transferee acquiring the pledged Stock (including, without limitation, becoming a party to this Agreement in accordance with Section 3(b)).

                  (b) Each Permitted Transferee of a Stockholder shall be deemed, upon Transfer to him or it of shares of Stock, a Stockholder for all purposes of this Agreement (and shall be subject to the same restrictions or benefits under this Agreement applicable to the Stockholder who transferred Stock to him or it) and, prior to the Transfer of shares of Stock to him or it, shall execute and deliver to the Stockholders and the Corporation a counterpart of this Agreement in form and substance reasonably satisfactory to the Company.

                  (c) At least 20 days prior to any Transfer pursuant to Section 3(a)(iv), the transferring Stockholder shall deliver a written notice to the other Stockholders stating the number and type of shares of Stock to be sold, the manner of sale and the types and aggregate number of shares of Stock previously sold and proposed to be sold by it and its Permitted Transferees under Section 3(a)(iv).

                  (d) Any purported Transfer in violation of the provisions hereof shall be void.

                  SECTION 4.  Procedures on Sales of Stock to Third Parties.

                  Except as otherwise expressly provided in Section 3, each Stockholder hereby agrees that it shall not Transfer any Stock except in accordance with the following procedure:

                  (a) (i) No Stock may be sold pursuant to this Section 4 unless the sale is pursuant to a bona fide written offer to purchase for cash and follows compliance with this Section 4. If a Stockholder or Stockholders (a "Selling Stockholder") receives a bona fide written offer from a financially responsible person or entity to purchase for cash, such Stockholder or Stockholders shall deliver to the other Stockholders a notice (the "Notice of Sale") stating the name of the person or legal entity to whom the sale is proposed to be made, the purchase price per share (the "Purchase Price") and the other terms at which such sale is proposed to be made, which Notice of Sale shall be accompanied by a copy of the bona fide offer.

                        (ii) Upon receipt of a Notice of Sale from a Selling Stockholder who is either (a) a SIMA Stockholder or (b) a LWH Stockholder, (x) the recipient

LWH Stockholder or Stockholders (or any person or persons designated by such recipient LWH Stockholder or Stockholders), if the Selling Stockholder is a SIMA Stockholder, or (y) the recipient SIMA Stockholder or Stockholders (or any person or persons designated by such recipient SIMA Stockholder or Stockholders), if the Selling Stockholder is a LWH Stockholder, shall have the right and option, for a period of 60 days after receipt of such notice, to purchase all of the shares of Stock referred to in the Notice of Sale and, if such option is not exercised within such 60 day period, the recipient AMI Stockholder or Stockholders (or any person or persons designated by such recipient AMI Stockholder or Stockholders) shall have the right and option, for a period of 75 days after receipt of the Notice of Sale, to purchase all of the shares of Stock referred to in the Notice of Sale, in each case at the terms stated in such Notice (except that the purchase price per share shall be the lesser of (i) the Purchase Price or (ii) the Fair Market Price calculated as of the date of the Notice of Acceptance (as defined below). Such acceptance shall be made by delivering to the Selling Stockholder, the other Stockholders and the Corporation, within said 60-day or 75-day period, a written notice to such effect (the "Notice of Acceptance"). If more than one Stockholder (or designee) elects to purchase the Stock referred to in the Notice of Sale, the right to purchase the Stock shall be allocated among them pro rata in accordance with the respective ownership of shares of Common Stock of such Stockholders or, in the case of a designee, of its designating Stockholder.

                       (iii) Upon receipt of a Notice of Sale from a Selling Stockholder who is a AMI Stockholder, the recipient SIMA Stockholder or Stockholders and LWH Stockholder or stockholders (or any person or persons designated by such recipient holder or holders) shall have the right and option, for a period of 60 days after receipt of such notice, to purchase all of the shares of Stock referred to in the Notice of Sale at the terms stated in such Notice (except that the purchase price per share shall be the lesser of (i) the Purchase Price and (ii) the Fair Market Price calculated as of the date of the Notice of Acceptance. Such acceptance shall be made by delivering to the Selling Stockholder, the other Stockholders and the Corporation, within said 60-day period, a Notice of Acceptance. If more than one Stockholder (or designee) elects to purchase the Stock referred to in the Notice of Sale, the right to purchase the Stock shall be allocated among them pro rata in accordance with the respective ownership of shares of Common Stock of such Stockholders or, in the case of a designee, of its designating Stockholder.

                  (b) Sales of Stock pursuant to Section 4(a) or 4(d) shall be made at the offices of the Corporation on a mutually satisfactory business day within 30 days after the later of (i) (A) the expiration of the period for giving the Notice of Acceptance referred to in Section 4(a) or (B) the giving of notice by SIMA referred to in Section 4(d) or (ii) the date on which the Stockholders shall have received all requisite regulatory or third party approvals and consents to necessary consummate the proposed sale of Stock under
Section 4(a) or 4(d). Delivery of certificates or other instruments evidencing such Stock, duly endorsed for transfer, shall be made on such date against payment of the purchase price therefor due at the closing. Each of the Stockholders and the Corporation shall use their best efforts to execute and deliver such documents and take such actions as may be reasonably requested in order to consummate any sale of Stock pursuant to Section 4(a) or 4(d), including, without limitation, obtaining any regulatory approvals or consents or third party consents necessary to consummate any such sale.

                  (c) If a Notice of Acceptance shall not be received pursuant to Section 4(a) with respect to all of the shares of Stock referred to in the Notice of Sale, then the Stockholder giving the Notice of Sale may sell all (but not part) of the shares of Stock referred to in the Notice of Sale on the terms stated in the Notice of Sale, at any time within 90 days after the expiration of the time period for giving the Notice of Acceptance referred to in Section 4(a). In the event all of such shares are not sold during such period, the right of the Stockholder giving the Notice of Sale to sell such Stock shall expire and the obligations of this Section 4 shall be reinstated.

                  (d) If any person or entity (other than a person or entity which is an Affiliate of AMI as of the date hereof) acquires a majority of the Voting Shares of AMI or acquires a majority of the equity securities of AMI, then AMI shall, as promptly as practicable after the occurrence of such event, notify SIMA. SIMA shall have the right, exercisable by written notice to AMI within 60 days after receipt of AMI's notice, to purchase all shares of Stock owned by AMI for a price per share equal to the highest of (x) the per share price paid for such shares by AMI and (y) the Fair Market Price calculated as of the date of the written notice delivered by SIMA to exercise its right to purchase the Stock owned by AMI. Fifty percent of the purchase price for AMI's Stock shall be paid at the closing in accordance with Section 4(b) and the remainder, together with interest at the average of the Base Rate during such installment period, shall be paid in six equal quarterly installments commencing

90 days after the closing.

                  SECTION 5.  Voting.

                  The Stockholders agree that all shares of Stock now beneficially owned or hereafter acquired by the Stockholders shall be voted unanimously as a unit, whether for the election of directors or for any other matter submitted to a vote of stockholders of the Corporation, in accordance with the instructions of the Majority Stockholders. The Majority Stockholders shall deliver a written notice to all Stockholders at least 20 days prior to any election setting forth the Majority Stockholders' voting instructions.

                  SECTION 6.  Board Representation.

                  (a) At each election for directors of the Corporation, whether at a stockholders meeting, by written action by the stockholders of the Corporation or by an action taken by the Board of Directors of the Corporation, the Stockholders shall be entitled to nominate to the Corporation's Board of Directors, a number of directors, which, when added to the continuing directors on the Corporation's Board of Directors who were previously designated by the Stockholders pursuant to this Section 6(a) and Section 6(b), is equal to the Stockholder Percentage multiplied by the total number of members of the Board of Directors of the Corporation (rounded up to the nearest whole number) (the "Stockholder Designees"). The "Stockholder Percentage" shall be determined in the following manner:


Percentage of Outstanding Common

Stock Held by the Stockholders                           Stockholder Percentage
------------------------------------                     ----------------------
35% or more                                                        56%
27% or more but less than 35%                                      42%
19% or more but less than 27%                                      28%
10% or more but less than 19%                                      14%
less than 10%                                                      0%


The Corporation shall cause the Stockholder Designees (unless, after customary investigation of any Stockholder Designee's qualifications, the Board of Directors of the Corporation reasonably determines in good faith that such person is not qualified or acceptable under standards applied fairly and equally to all nominees, in which event the Stockholders shall designate another person that meets the foregoing standards) to be included in the slate of nominees recommended by the Board of Directors of the Corporation or the nominating committee of the Board of Directors to the Corporation's stockholders for election as directors, and the Corporation shall use its best efforts to cause the election of the Stockholder Designees in such stockholder elections, including voting all shares for which the Corporation holds proxies (unless otherwise directed by the stockholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of the Stockholder Designees.

                  (b) In the event any Stockholder Designee shall cease to serve as a director by reason of the death, removal or resignation of such Stockholder Designee (other than as a result of a reduction of the number of Stockholder Designees entitled to be members of the Board of Directors), the remaining directors of the Corporation, subject to their fiduciary duties, shall meet within 20 days and cause the resulting vacancy to be filled by another Stockholder Designee. If the size of the Board of Directors of the Corporation is increased, then the directors of the Corporation, subject to their fiduciary duties, shall meet within 20 days and cause any vacancies to be filled with an appropriate number of Stockholder Designees as determined pursuant to Section 6(a).

                  (c) The Corporation shall notify the stockholders of any election for directors of the Corporation at least 75 days (20 days if directors are to be elected by the Board of Directors) prior to the election. The Majority Stockholders may designate the Stockholder Designees by delivering a written notice to the Corporation within 30 days (10 days if directors are to be elected by the Board of Directors) after receipt of the notice referred to in the preceding sentence. The initial Stockholder Designees are listed on Schedule 6. If the Majority Stockholders fail to deliver the written notice specifying the Stockholder Designees, the Board of Directors of the Corporation (or its nominating committee) may nominate or elect any persons to the Board of Directors of the Corporation without regard to this Section 6.

                  SECTION 7.  Additional Shares of Stock.

                  In the event additional shares of Stock are issued by the Corporation to a Stockholder or otherwise purchased or acquired by a Stockholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Corporation exercisable for or exchangeable into shares of Stock, such additional shares of Stock shall become subject to the terms and provisions of this Agreement.

                  SECTION 8.  Legend on Stock Certificates.

                  Each certificate representing shares of Stock subject to this Agreement shall bear the following legend:


                  "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, DATED AS OF ____________________, 1997, AMONG THE CORPORATION AND CERTAIN HOLDERS OF OUTSTANDING CAPITAL STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION."

                  SECTION 9.  Duration of Agreement.

                  The rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder when it has transferred all Stock owned by it in accordance with this Agreement. Subject to the foregoing, all rights and obligations of all parties under this Agreement shall terminate on the date on which all Stockholders cease, in the aggregate, to own 10% or more of the outstanding Common Stock.

                  SECTION 10.  Hiring of Employees.

                  Except as expressly contemplated hereby, no party hereto shall hire, employ or engage the services of, nor offer to pay any commission, compensation or any other form of incentive to, any employee of any party for any purpose whatsoever, without the express prior consent of such other party.

                  SECTION 11.  Severability; Governing Law.

                  If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof; provided, however, that the laws of the State of Delaware shall govern the relative rights, obligations, powers, duties and other internal affairs of the Corporation.

                  SECTION 12.  Benefit of Agreement.

                  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                  SECTION 13.  Notices.


                  All notices and other communications under this Agreement shall be in writing and shall be considered given when delivered personally, or by prepaid cable, telex or telecopy, confirmed by a registered or certified airmail letter, postage prepaid, addressed to the parties at the following addresses (or at such other address as a party may specify by notice hereunder):

                  If to AMI, to it at:

                              3A Rue Gillanmekroll
                              L-1882 Luxembourg
                              Telecopy: 352-47-18-80

                  If to SIMA, to it at:

                              41, Rue de Villiers, BP 120
                              92202 Neuilly Sur Seine Cedex
                              France
                              Telecopy: (1) 47576939

                  If to LWH, to it at:

                              Boulevard Royal 3
                              L-2449 Luxembourg
                              Telecopy: 352-47-12-55

                  If to the Corporation, to it at:

                              Middle Settlement Road
                              New Hartford, New York 13413
                              Telecopy: (315) 798-2001

                  SECTION 14.  Modification.

                  Except as otherwise provided herein, neither this Agreement nor any provision hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by all the parties hereto. All waivers must be in writing.

                  SECTION 15.  Captions.

                  The captions herein are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof.

                  SECTION 16.  Nouns and Pronouns.


                  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

                  SECTION 17.  Survival; Merger Provision.

                  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous arrangements and understandings of the parties in connection therewith.

                  SECTION 18.  Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Agreement shall become effective and binding upon each party hereto upon the execution and delivery of a counterpart hereof by such party.

                  SECTION 19.  Jurisdiction.

                  All disputes arising in connection with this Agreement and all agreements entered into pursuant to this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules. The arbitrators shall be attorneys or judges of high repute. The place of arbitration shall be Brussels, Belgium. The proceedings shall be conducted in the English language. The expenses of the arbitration shall be borne between the parties as determined by the arbitrators; each of the parties, however, shall bear the expenses of its own legal counsel. This

Agreement shall be enforceable and judgment upon any award rendered by the arbitrators may be entered in any court of competent jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SPECIAL METALS CORPORATION


By: _____________________________
      Name:
      Title:


SOCIETE INDUSTRIELLE DE MATERIAUX
AVANCES


By: _____________________________
      Name:
      Title:


ADVANCED MATERIALS INVESTMENTS
HOLDING S.A.

By: _____________________________
      Name:
      Title:


LWH HOLDING S.A.

By: _____________________________
      Name:
      Title:

                                  SCHEDULE 1

                                             Number of shares of SMTC common
Stockholder Name                             stock beneficially owned
----------------                             -------------------------------
Societe Industrielle de Materiaux                      480
Avances

Advanced Materials Investments                         320
Holding S.A.

LWH Holding S.A.                                       200